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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated October 29, 1999, except as to the stock split described in
Note 1, which is as of February 2, 2000, relating to the consolidated financial statements and financial statement schedule of Nexgenix, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Costa Mesa, California
March 21, 2000